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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 23, 2000
                                                     REGISTRATION NO. 333-84683
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                         TUMBLEWEED COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                94-3336053
   (State or Other Jurisdiction of                (I.R.S. Employer
    Incorporation or Organization)               Identification No.)

                                700 SAGINAW DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
          (Address, Including Zip Code, of Principal Executive Offices)

                      ------------------------------------

           WORLDTALK COMMUNICATIONS CORPORATION 1992 STOCK OPTION PLAN
         WORLDTALK COMMUNICATIONS CORPORATION 1996 EQUITY INCENTIVE PLAN
      WORLDTALK COMMUNICATIONS CORPORATION 1996 DIRECTORS STOCK OPTION PLAN
                            (Full Title of the Plans)

                            BERNARD J. CASSIDY, ESQ.
                          SECRETARY AND GENERAL COUNSEL
                         TUMBLEWEED COMMUNICATIONS CORP.
                                700 SAGINAW DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                     (Name and Address of Agent for Service)

                                 (650) 216-2000
          (Telephone Number, Including Area Code, of Agent for Service)

                      ------------------------------------

                                    COPY TO:

                             GREGORY C. SMITH, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                         525 UNIVERSITY DRIVE, SUITE 220
                           PALO ALTO, CALIFORNIA 94301

                      ------------------------------------


         This Amendment covers 620,937 shares of common stock, par value $0.001 per share, of the Registrant originally registered on the Registrant's Registration Statement on Form S-4 filed on December 7, 1999 (the "S-4 Registration Statement"). The registration fees in respect of the securities registered hereby were paid at the time of the original filing of the S-4 Registration Statement.




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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION. *

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. *

*The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Tumbleweed Communications Corp. (the "Company" or the "Registrant") hereby incorporates by reference the following documents:

         (a) The Registrant's prospectus filed on December 30, 1999 pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

         (c) The description of the Registrant's Common Stock contained in Amendment No. 1 to the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission under Section 12 of the Exchange Act on August 2, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after filing of the Registration Statement and, prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded will not be deemed to constitute a part of the Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Skadden, Arps, Slate, Meagher & Flom LLP will issue an opinion about the validity of the shares of the Company's Common Stock offered hereby. Two attorneys at Skadden, Arps beneficially own a total of approximately 55,344 shares of the Company's Common Stock, of which approximately 54,246 shares are owned by Gregory C. Smith,

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brother of Jeffrey C. Smith, the President and Chief Executive Officer of the
Company and Chairman of its board of directors.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102 of the Delaware General Corporation Law, or the DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

         Section 145 of the DGCL provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, agent or employee of the Company or is or was serving at the Company's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' ties, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (a) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if the person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

         Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

         The Company's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

         - for any breach of the director's duty of loyalty to the Company or its stockholders;

         - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

         - under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

         - for any transaction from which the director derived an improper personal benefit.

         These provisions are permitted under Delaware law.

         The Company's Amended and Restated Bylaws provide that the Company must:

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         -    indemnify its directors and officers to the fullest extent permitted by Delaware law;

         - indemnify its other employees and agents to the same extent that it indemnified its officers and directors, unless otherwise determined by the Company's board of directors; and

         - advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware Law.

         The indemnification provisions contained in the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Company maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of this status.

         The Company has entered or intends to enter into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Company's bylaws. These agreements, among other things, will provide for indemnification of the Company's directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of the person's services as a director or executive officer or at the Company's request. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index.

ITEM 9.  UNDERTAKINGS.

         1.   The undersigned Registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment to this Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission, or the Commission,


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by the Registrant pursuant to Section 13 or Section 15(d) of the Securities
Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the Registration Statement.

              (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 22nd day of February, 2000.

                                   TUMBLEWEED COMMUNICATIONS CORP.


                                   By:      /s/ BERNARD J. CASSIDY
                                       -----------------------------------
                                            Bernard J. Cassidy
                                            GENERAL COUNSEL AND SECRETARY

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on February 22, 2000.

              *                     Chairman of the Board, President and
--------------------------------    Chief Executive Officer (Principal
       Jeffrey C. Smith             Executive Officer)


     /s/ JOSEPH C. CONSUL           Vice President - Finance and Chief
--------------------------------    Financial Officer (Principal Financial
       Joseph C. Consul             Officer and Principal Accounting Officer)


                  *
--------------------------------    Director
         David F. Marquardt

                  *
--------------------------------    Director

         Timothy C. Draper

                  *
--------------------------------    Director
         Eric J. Hautemont

*By:     /s/ JOSEPH C. CONSUL
     ---------------------------
         Joseph C. Consul
         ATTORNEY-IN-FACT


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                                  EXHIBIT INDEX

Exhibit No.     Description of Exhibit
-----------     ----------------------

     4.1*       Specimen Common Stock Certificate

     4.2* Investors' Rights Agreement, dated as of February 26, 1999, among the Registrant, the Founders, and the holders of the Registrant's preferred stock

     4.3* Warrant to Purchase Stock, dated November 30, 1998, issued to Silicon Valley Bank

      4.4 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-4 filed on December 7, 1999)

      4.5 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.4 to Registrant's Registration Statement on Form S-1 filed on August 5, 1999)

      4.6 Amended and Restated Investors' Rights Agreement, dated as of February 26, 1999, among the Registrant, the Founders, and the holders of the Registrant's preferred stock

      5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered

     23.1       Consent of KPMG LLP, independent accountants

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

     24.1*      Power of Attorney

     99.1* 1993 Stock Option Plan, as amended, and form of agreements thereunder

     99.2* 1999 Omnibus Stock Incentive Plan and form of stock option thereunder

     99.3*      1999 Employee Stock Purchase Plan

     99.4       Worldtalk Communications Corporation 1996 Equity Incentive
                Plan

     99.5       Worldtalk Communications Corporation 1996 Directors Stock
                Option Plan

     99.6       Worldtalk Communications Corporation 1992 Stock Option Plan

     99.7 Agreement and Plan of Merger, dated as of November 18, 1999, among Tumbleweed Communica tions Corp., Keyhole Acquisition Corp. and Worldtalk Communications Corporation (incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form S-4 filed on December 7, 1999)

* Previously filed.


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